As filed with the Securities and Exchange Commission on July 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	2834	39-2072586
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julia P. Gregory, Chief Executive Officer

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jonathan DeSantis, Esq. Christopher M. Forrester, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-4000 Fax: (646) 848-5085	Barry I. Grossman, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff, Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Telephone: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-195378)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(4)($)	Amount of Registration Fee ($)
Units, each consisting of:	$3,763,632	$484.87
(i) Common stock, $0.0001 par value per share (3)	—	—
(ii) Class A warrants to purchase common stock (3)	—	—
(iii) Class B warrants to purchase common stock (3)	—	—
Shares of common stock underlying class A and class B warrants included in units	4,265,449.60	549.39
Total	$8,029,081.60	$1,034.15

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of the units that may be sold if the over-allotment option granted by the registrant to the underwriters is exercised.
(2)	The registration fee is calculated pursuant to Rule 457(o) under the Securities Act. The $3,763,632 proposed maximum offering price is in addition to the $37,636,356 proposed maximum aggregate offering price registered and previously paid pursuant to the registrant’s Form S-1 (File No. 333-195378).
(3)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(4)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

Incorporation by Reference of Registration Statement on Form S-1, File No. 333-195378

ContraFect Corporation (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-195378) declared effective on July 28, 2014 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Certification

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at US Bank as soon as practicable (but no later than the close of business as of July 29, 2014), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than July 29, 2014.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of EisnerAmper LLP

24.1	Power of Attorney (included in Registrant’s Registration Statement on Form S-1 (File No. 333-195378) filed with the Commission on April 18, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 28, 2014.

CONTRAFECT CORPORATION

By:	/s/ Julia P. Gregory
Julia P. Gregory
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Julia P. Gregory	Chief Executive Officer (Principal Executive Officer) (Principal Financial Officer)	July 28, 2014
Julia P. Gregory

/s/ Michael Messinger	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	July 28, 2014
Michael Messinger

*	Chairman of the Board of Directors	July 28, 2014
Sol Barer, Ph.D.

*	Director	July 28, 2014
Isaac Blech

*	Director	July 28, 2014
David N. Low, Jr.

*	Director	July 28, 2014
Michael J. Otto

*	Director, Vice Chairman	July 28, 2014
Roger Pomerantz, M.D.

*	Director	July 28, 2014
David A. Scheinberg, M.D., Ph.D.

*	Director	July 28, 2014
Cary W. Sucoff

*	Director	July 28, 2014
Shengda Zan

*By:	/s/ Julia P. Gregory
Julia P. Gregory
Attorney-in-fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of EisnerAmper LLP

24.1	Power of Attorney (included in Registrant’s Registration Statement on Form S-1 (File No. 333-195378) filed with the Commission on April 18, 2014)